Exhibit 99.1

Prudential Bancorp, Inc.

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/PBIP** or scan the QR code — login details are located in the shaded bar below.

Phone
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends that you vote "FOR" Proposals 1, 2, and 3.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated as of March 1, 2022, by and between Fulton Financial Corporation and Prudential Bancorp, Inc., as such agreement may be amended from time to time.	☐	☐	☐
2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Prudential Bancorp, Inc.'s named executive officers that is based on, or otherwise relates to, the transactions contemplated by the merger agreement.	☐	☐	☐
3. To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held jointly, only one holder need sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IMPORTANT SPECIAL MEETING INFORMATION Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on [●], 2022. The Proxy Statement/Prospectus for the special meeting is available through our website at www.psbanker.com under the “Investors Relations” Quick Link. The special meeting is being held virtually via live webcast at https/meetnow.global/[●]. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PBIP qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY PRUDENTIAL BANCORP, INC. + SPECIAL MEETING OF SHAREHOLDERS [●], 2022 11:00 a.m., Eastern time THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRUDENTIAL BANCORP, INC. FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON [●], 2022 AND AT ANY ADJOURNMENT THEREOF. The undersigned hereby appoints the Board of Directors of Prudential Bancorp, Inc., or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated on the reverse side, all the shares of common stock of Prudential Bancorp, Inc. held of record by the undersigned on April 22, 2022 at the Special Meeting of Shareholders to be held virtually on [●], [●], 2022, at 11:00 a.m., Eastern time, or at any adjournment thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. THE SHARES OF COMMON STOCK OF PRUDENTIAL BANCORP, INC. WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING. (Continued, and to be marked, dated and signed, on the other side) PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR VIA THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. C Non-Voting Items Change of Address Please print new address below. +